Exhibit 99.2

OncoCyte Files Patents for 190 Newly Identified Novel Lung Cancer Biomarkers

New biomarkers could assist in differentiating malignant from benign lung nodules for improved lung cancer diagnosis

Alameda, Calif. – April 2, 2018 – OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive liquid biopsy diagnostic tests for the early detection of cancer, strengthened its intellectual property portfolio as it filed global patent applications for 190 newly identified novel biomarkers. These new biomarkers may enhance OncoCyte’s lung cancer test and enable better differentiation of malignant from benign lung for improved lung cancer diagnosis.

OncoCyte has created a preliminary algorithm by combining some of the new biomarkers with its previously identified biomarkers. This new algorithm was cross-validated on approximately 60 clinical samples and resulted in accuracy as measured by Area Under the Curve data at least equivalent to DetermaVu’s previously reported lung cancer test results. However, the results must be confirmed in studies using a larger sample set.

OncoCyte has initiated the larger sample set study, which includes the new biomarkers along with previously identified biomarkers. This study is being carried out on three of the commercial molecular diagnostic platforms being evaluated by OncoCyte. The Company expects to complete the study during the second quarter of 2018.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer. Early detection of cancer can improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy and cystoscopic procedures. OncoCyte’s development pipeline is focused on non-invasive confirmatory diagnostic tests for lung, breast, and bladder cancer. OncoCyte’s tests are being developed using proprietary sets of genetic and protein molecular markers that differentially express in specific types of cancer. OncoCyte conducts ongoing research to identify additional molecular markers, acquire or license markers and related technology, and develop tests based on those markers.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts:

EVC Group LLC

Matt Haines / Michael Polyviou

917-733-9297 / 732-933-2754

mhaines@evcgroup.com / mpolyviou@evcgroup.com

Financial Media Contact:

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com